Exhibit 10.13

Execution Version

COLONY RESORTS LVH ACQUISITIONS, LLC

2004 INCENTIVE PLAN

Section 1. General Purpose of Plan; Definitions.

(a) The name of this plan is the Colony Resorts LVH Acquisitions, LLC 2004 Incentive Option Plan (the “Plan”). The Plan was adopted by the Board as of June 18, 2004 (the “Effective Date”). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success by their ability, ingenuity and industry and to provide incentives to the participating officers, Board members, employees, consultants and advisors that are directly linked to increases in the value of the Units and will therefore inure to the benefit of all members of the Company.

(b) For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee.

“Affiliate” means an Affiliate (as defined in the LLC Agreement) of the Company.

“Board” means the managing Board of the Company as defined in the LLC Agreement.

“Cause” with respect to any Participant, shall mean, (a) the Participant commits an act of fraud or embezzlement or similar dishonesty with respect to the Company or an Affiliate, (b) the Participant is convicted of any felony or crime involving moral turpitude, (c) the Participant commits any act of dishonesty, breach of fiduciary duty or misconduct (whether in connection with the Participant’s responsibilities as an employee or otherwise) that, in the Company’s reasonable judgment, either (i) materially impairs the Company’s business, goodwill or reputation or the business, goodwill or reputation of an Affiliate, or (ii) materially compromises the Participant’s ability to perform the Participant’s job duties or represent the Company, or an Affiliate with the public, (d) the Participant fails in any material respect to perform his or her duties (other than any such failure resulting from a material breach by the Company of an employment agreement, if any, between the Participant and the Company, or an Affiliate or the Disability of the Participant), which failure continues for more than 10 days after written notice by the Company or an Affiliate, including but not limited to a failure to obtain or retain in full force and effect any material permits, licenses, approvals or other authorizations which may be required by any state or local authorities, or (e) the Participant violates any confidentiality or non-competition obligation or agreement or other restrictive covenant owing to the Company or an Affiliate; provided that if such term is otherwise defined in any employment or services agreement or award agreement to which the Participant and the Company are party, such other definition shall prevail.

“Class A Membership Units” means the Class A Membership Units as defined in the LLC Agreement.

“Class B Membership Units” means the Class B Membership Units as defined in the LLC Agreement.

“Committee” means a committee of two or more Board members as appointed by the Board from time to time to administer the Plan, which Committee may, if the Board so determines, be composed of two or more “Non-Employee Directors” as defined in Rule 16b-3.

“Company” means Colony Resorts LVH Acquisitions, LLC, a Nevada limited liability company (or any successor company).

“Disability” means any physical or mental disability that prevents a Participant from performing one or more of the essential functions of his position for a period of ninety days or more in any 12-month period and/or which is expected to be of permanent duration; provided that if such term is otherwise defined in any employment or services agreement or award agreement to which the Participant and the Company are party, such other definition shall prevail.

“Effective Date” means the date set forth in Section 1(a).

“Eligible Persons” means an officer, Board member, employee, consultant or advisor or other service provider to the Company or any Affiliate.

“Fair Value” means Fair Value, as defined in the LLC Agreement.

“Initial Public Offering” shall mean the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the Units or any securities to which the Units may be converted, which Units are approved for listing or quotation on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

“LLC Agreement” means the Company’s Amended and Restated Limited Liability Company Agreement, dated as of June 18, 2004, as the same may be amended from time to time.

“Option” means any option to purchase Class A Membership Units and/or Class B Membership Units granted pursuant to Section 5.

“Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive grants of Options or any other awards granted pursuant to Section 6.

“Rule 16b-3” shall have the meaning set forth in Section 2(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Units” means the Class A Membership Units and the Class B Membership Units.

Section 2. Administration.

(a) The Plan shall be administered in accordance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), as applicable, by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board and which shall serve at the pleasure of the Board.

(b) Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan, Options pursuant to Section 5 and other awards pursuant to Section 6.

(c) The Administrator shall have the authority:

(1) to select those Eligible Persons to be granted Options and other awards hereunder;

(2) to determine whether and to what extent Options and other awards are to be granted hereunder to Participants, and whether such awards shall relate to Class A Membership Units or Class B Membership Units, or both;

(3) to determine the number of Class A Membership Units and Class B Membership Units to be covered by each such award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restrictions, limitations or requirements in connection with any put and call rights and any other rights related to the sale of the Class A Membership Units and Class B Membership Units held by a Participant and the amounts received in connection with such sale); and

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Options and other awards granted hereunder to Participants.

(d) The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret and construe the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto), and to otherwise supervise the administration of the Plan.

(e) All decisions made by the Administrator pursuant to the provisions of the Plan and any award hereunder shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3. Units Subject to Plan.

(a) The total number of Class A Membership Units reserved and available for issuance under the Plan shall be 0.167 units, and the total number of Class B Membership Units reserved and available for issuance under the Plan shall be 166,667 units.

(b) To the extent that (i) an Option expires or is otherwise terminated without being exercised, or (ii) any Units subject to any award granted hereunder are forfeited, such Units shall again be available for issuance in connection with future awards under the Plan. If any Units have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such Units are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

(c) In the event of any merger, reorganization, consolidation, recapitalization, a sale of substantially all of the assets of the Company or other change in corporate structure affecting the Units (including any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan), an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Class A Membership Units and Class B Membership Units reserved for issuance under the Plan, (ii) the kind, number and purchase price of Class A Membership Units and Class B Membership Units subject to outstanding Options granted under the Plan, and (iii) the kind, number and purchase price of Class A Membership Units and Class B Membership Units issuable pursuant to awards under the Plan, in each case as may be determined by the Administrator, in good faith. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Anything herein to the contrary notwithstanding, in connection with any event described in this paragraph, the Administrator may provide, in its good faith discretion, for the cancellation of any outstanding awards without the consent of Participants and payment of an equitable amount in cash or securities therefor.

Section 4. Eligibility.

Participation in the Plan shall be limited to Eligible Persons chosen by the Administrator to receive an award hereunder. Participants shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Persons.

Section 5. Options.

(a) Options may be granted alone or in addition to other awards granted under the Plan. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Option awards need not be the same with respect to each Participant. Recipients of Options shall enter into an award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the Option, the term of the Option and provisions regarding vesting, exercisability and expiration of the Option granted thereunder.

(b) Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) Option Price. The price for each Class A Membership Unit and Class B Membership Unit purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant.

(2) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted.

(3) Vesting. Options shall vest and become exercisable in such manner and on such date or dates set forth in the award agreement, as may be determined by the Administrator; provided, however, that notwithstanding any vesting dates set by the Administrator, the Administrator may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting, including but not limited to in connection with any “change in control” of the Company, as defined in any award agreement. Unless otherwise specifically determined by the Administrator or provided in an award agreement, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or any Affiliate and all vesting shall cease upon a Participant’s termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires.

(4) Method of Exercise. Subject to Section 5(b)(3) above, vested Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Units to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. The Administrator may allow, in its sole discretion, for the payment of the purchase price under an Option, in whole or in part, (i) by surrender to the Company of Class A Membership Units and Class B Membership Units or (ii) by any other means approved by the Committee.

(5) Surrender of Options. The Administrator may require the surrender of all or a portion of any Option granted under the Plan as a condition precedent to the grant of a new Option. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Option is granted. Upon their surrender, Options shall be canceled and the Units previously subject to such canceled Options shall again be available for grants of Options and other awards hereunder.

(6) Non-Transferability of Options. Unless otherwise determined by the Administrator, Options shall not be transferable, except by will or the laws of descent and distribution, and shall be exercisable, during the optionee’s lifetime, only by the optionee.

(7) Termination of Employment or Service. If an optionee’s employment with or service as a director, consultant or advisor to the Company terminates by reason of death, Disability, without Cause or for any other reason, the Option may thereafter be exercised to the extent provided in the applicable award agreement, or as otherwise determined by the Administrator.

Section 6. Other Unit-Based Awards.

The Administrator may grant any other Unit-based awards to any Eligible Person under this Plan that the Administrator deems appropriate, including, but not limited to, restricted Units, performance Units, Unit appreciation rights, phantom Unit awards, the bargain purchase of Units and Unit bonuses, which may relate to Class A Membership Units or Class B Membership Units, or both. Any such awards and any related award agreements shall contain such terms and conditions as the Administrator deems appropriate. Such awards and agreements need not be the same with respect to each Participant. With respect to any award under which Class A Membership Units and Class B Membership Units are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount required to be received by the Company in order to comply with applicable state law.

Section 7. Options Granted to Officers of the Company.

(a) The officers of the Company, including Rodolpho Prieto, Robert Schaffhauser and Kenneth Ciancimino (but excluding Nicholas Ribis) (the “Officers”), who have been granted Options shall, in connection with the sale and disposition of any Units acquired by the Officer pursuant to the exercise of such Options (the “Repurchased Units”) prior to an Initial Public Offering, recognize only the value attributable to the Company’s hotel and casino businesses, and shall not share in or otherwise receive any value, distributions or income attributable to the Company’s development parcels, defined as the “Development Parcels” in the Loan Agreement between the Company and Archon Financial, L.P., dated as of June 18, 2004.

(b) The amount payable to the Officer in connection with the sale of the Repurchased Units pursuant to the terms of any put or call right or any other similar rights pursuant to the terms of the Plan, an award agreement, the LLC Agreement or other relevant agreement, shall be calculated and determined by the Administrator in good faith in a manner that excludes the value attributable to the Development Parcels.

(c) Notwithstanding any other provision of the LLC Agreement to the contrary, the Officer Participant agrees that in the event the Repurchased Units are offered for sale pursuant to Section 9.3 of the LLC Agreement and are purchased at closings pursuant to Sections 9.3(a)(iii) or 9.3(a)(iv) of the LLC Agreement, the price to be paid for the Repurchased Units shall be determined by the Administrator consistent with Section 7(b) herein.

Section 8. LLC Agreement.

As a condition of exercising an Option or the grant of any award other than an Option, if a Participant has not previously executed a copy of the LLC Agreement, such Participant shall be required to execute a copy of the LLC Agreement and agree to be bound by the terms and conditions contained therein (subject to any limitations provided in this Plan or in any award agreement evidencing an Option or other award granted hereunder).

Section 9. Amendment and Termination.

(a) The Board may amend, alter or discontinue the Plan. Except as provided in Section 3 or in any agreement relating to an award hereunder, no amendment, alteration, or discontinuation of this Plan shall be made that would impair the rights and benefits of a Participant under any award theretofore granted without such Participant’s consent.

(b) The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights and benefits of any holder without his or her consent.

Section 10. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 11. General Provisions.

(a) The Administrator may require each person purchasing Class A Membership Units and Class B Membership Units hereunder to represent to and agree with the Company in writing that such person is acquiring such units without a view to distribution thereof. The Administrator may require each person acquiring Class A Membership Units and Class B Membership Units pursuant to the Plan to become a party to the LLC Agreement or similar agreement relating to the rights and restrictions of such units. The certificates or other media evidencing the Class A Membership Units and Class B Membership Units subject to an award hereunder may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

(b) The obligation of the Company to make payment for awards in Class A Membership Units or Class B Membership Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Class A Membership Units and Class B Membership Units pursuant to an award unless such units have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received the advice of counsel, satisfactory to the Company, that such Units may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the Class A Membership Units or Class B Membership Units to be offered or sold under the Plan or any such units issued upon exercise of Options. If the Class A Membership Units and Class B Membership Units offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the

Company may restrict the transfer of such units and may legend the unit certificates representing such units in such manner as it deems advisable to ensure the availability of any such exemption.

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any officer, employee, Board member, consultant or advisor any right to continued employment or service with the Company or an Affiliate nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment or service of any of its officers, employees, Board members, consultants or advisors at any time.

(d) The Company or any Affiliate is authorized to withhold (i) from any award granted hereunder, any payment relating to such award, including from a distribution of Units, or (ii) from any payroll or other payment outside of the Plan made to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an award, and to take such other action as the Administrator may deem advisable to enable the Company to satisfy its obligations for the payment of federal, state and local withholding taxes and other tax obligations relating to any award. In addition to or in lieu of the Company’s right to withhold from an award or any other compensation paid to the Participant by the Company, a Participant may be required to satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Units pursuant to an award by tendering a cash payment having a value equal to the withholding amount.

(e) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(f) The Plan shall be governed by and construed in accordance with the internal laws of the State of Nevada without reference to the principles of conflicts of laws thereof.

(g) The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(h) No Participant shall be entitled to the rights and privileges as a member of the Company in respect of Class A Membership Units and Class B Membership Units which are subject to awards hereunder until such units have been issued to that Participant and thereafter any member rights shall be subject to the terms of such units and the LLC Agreement.

Section 12. Term of Plan.

No Option, or other award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards granted prior to such anniversary may extend beyond that date.

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